Exhibit 3.1

AMENDMENT NO. 1 TO THE BY-LAWS OF
THE GABELLI  GLOBAL DEAL FUND
(Dated and effective as of January 15, 2010)

ARTICLE I

1.61     Proposals by Shareholders of Business.

(a) Annual Meetings of Shareholders.

(1) Proposals of business to be considered by the Fund's shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Trustees or (ii) by any shareholder of the Fund who was a shareholder of record from the time the shareholder gives notice as provided for in this Section 1.6 to the time of the annual meeting, who is entitled to vote at the annual meeting on any such business and who has complied with this Section 1.6.

(2) For any business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.6(a)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Fund and such business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder's notice shall set forth all information required under this Section 1.6 and shall be delivered to the Secretary at the principal executive office of the Fund neither earlier than 9:00 a.m. on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that notice for the 2010 annual meeting of shareholders shall be delivered to the Secretary at the principal executive office of the Fund no later than 5:00 p.m., Eastern Time, on the 60th day before the first anniversary of the date of the proxy statement for the 2009 annual meeting of shareholders; provided, further, however, that in the event the date of the annual meeting is advanced or delayed by more than 25 days from the first anniversary of the date of the preceding year's annual meeting, or in the event that no annual meeting was held the preceding year, notice by the shareholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

(3) Any shareholder's notice delivered pursuant to Section 1.6(a)(2) shall set forth:

(i) as to any business that the shareholder proposes to bring before the annual meeting, a description of such business (including the complete text of any resolutions to be presented at the annual meeting), the shareholder's reasons for proposing such business at the annual meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

(ii) as to each of the shareholders giving the notice and any Shareholder Associated Person,

(A) the class, series and number of all shares of beneficial interest of the Fund (collectively, "Fund Shares"), if any, which are owned (beneficially or of record) by such shareholder or Shareholder Associated Person, the date(s) on which such Fund Shares were acquired and the investment intent of such acquisition(s), and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Fund Shares of any such person (whether or not such person maintains a "net long" position),

(B) the nominee holder for, and number of, any Fund Shares owned beneficially but not of record by such shareholder or Shareholder Associated Person,

(C) whether and the extent to which such shareholder or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Fund Shares, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Fund Shares, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Fund Shares, or (z) which provides the right to vote or increase or decrease the voting power of such shareholder or Shareholder Associated Person, with respect to any Fund Shares;

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1   The text that follows replaces in its entirety the prior text of Article I, Section 1.6 of these By-Laws

(D) whether such shareholder or Shareholder Associated Person is, or is not, an "interested person" of the Fund, as such term is defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, and information regarding such shareholder or Shareholder Associated Person that is sufficient, in the discretion of the Trustees or any committee thereof or any authorized officer of the Fund, to make such determination;

(iii) as to each of the shareholder giving the notice and any Shareholder Associated Person with an interest or ownership referred to in clause (ii) of this Section 1.6(a)(3),

(A) the name and address of such shareholder, as they appear on the Fund's stock ledger, and the current name and business address, if different, of each such Shareholder Associated Person, and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(iv) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder's notice; and

(v) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting of shareholders to bring such business before the annual meeting.

(4) "Shareholder Associated Person" of any shareholder means (i) any person acting in concert with such shareholder (including, but not limited to, in connection with such shareholder's proposal of one or more Proposed Nominees (as defined in Article I, Section 1.7 of these By-Laws) and/or of any business) with respect to the Fund or any Fund Shares, (ii) any beneficial owner of shares of stock of the Fund owned of record or beneficially by such shareholder (as defined in Rule 16a-1(a)(1), without reference to the proviso therein, or Rule 16a-1(a)(2), or any successor provisions, under the Securities Exchange Act of 1934, as amended), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the special meeting pursuant to the Fund's notice of meeting.

(c) General.

(1) If information submitted pursuant to this Section 1.6 by any shareholder proposing business at an annual meeting of shareholders shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the business in respect of which such information is required by Section 1.6(a)(3) may be deemed not to have been proposed, in accordance with this Section 1.6.  Any such shareholder shall notify the Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information. Within five business days after the record date related to the annual meeting of shareholders, and upon written request by the Secretary or the Trustees, within five business days of delivery of such request (or such other period as may be specified in such request), any such shareholder shall provide (i) written verification, satisfactory, in the discretion of the Trustees or any authorized officer of the Fund, to demonstrate the accuracy or certify the completeness of any information submitted or required to be submitted by the shareholder pursuant to this Section 1.6, and (ii) a written update of any information submitted by the shareholder pursuant to this Section 1.6 as of the record date or a date not later than such request by the Secretary or the Trustees.  If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the business in respect of which such information is required by Section 1.6(a)(3) may be deemed not to have been proposed, in accordance with this Section 1.6.

(2) Only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the annual meeting in accordance with this Section 1.6.  The Trustees and the chairman of the annual meeting shall each have the power to determine whether any business proposed to be brought before the annual meeting was proposed in accordance with this Section 1.6.

(3) "Public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Fund with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(4) Notwithstanding the foregoing provisions of this Section 1.6, a shareholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended, and any rules and regulations thereunder.  Nothing in these By-Laws shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Fund to omit a proposal from, the Fund's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

1.7      Nominations by Shareholders.

(a) Annual Meetings of Shareholders.

(1) Nominations of individuals for election to the Trustees may be made at an annual meeting of shareholders (i) by or at the direction of the Trustees or (ii) by any shareholder of the Fund who was a shareholder of record from the time the shareholder gives notice as provided for in this Section 1.7 to the time of the annual meeting, who is entitled to vote at the annual meeting in the election of each individual so nominated and who has complied with this Section 1.7.

(2) For any nomination to be properly brought before an annual meeting by a shareholder pursuant to Section 1.7(a)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Fund. To be timely, a shareholder's notice shall set forth all information required under this Section 1.7 and shall be delivered to the Secretary at the principal executive office of the Fund neither earlier than 9:00 a.m. on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that notice for the 2010 annual meeting of shareholders shall be delivered to the Secretary at the principal executive office of the Fund no later than 5:00 p.m., Eastern Time, on the 60th day before the first anniversary of the date of the proxy statement for the 2009 annual meeting of shareholders; provided, further, however, that in the event the date of the annual meeting is advanced or delayed by more than 25 days from the first anniversary of the date of the preceding year's annual meeting, or in the event that no annual meeting was held the preceding year, notice by the shareholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made.  The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

(3) Any shareholder's notice delivered pursuant to Section 1.7(a)(2) shall set forth:

(i) as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended;

(ii) as to each of the shareholders giving the notice, any Proposed Nominee and any Shareholder Associated Person,

(A) the class, series and number of all shares of beneficial interest of the Fund (collectively, "Fund Shares"), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date(s) on which such Fund Shares were acquired and the investment intent of such acquisition(s), and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Fund Shares of any such person (whether or not such person maintains a "net long" position),

(B) the nominee holder for, and number of, any Fund Shares owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person,

(C) whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Fund Shares, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Fund Shares, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Fund Shares, or (z) which provides the right to vote or increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person, with respect to any Fund Shares;

(D) whether such shareholder, Proposed Nominee or Shareholder Associated Person is, or is not, an "interested person" of the Fund, as such term is defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, and information regarding such shareholder, Proposed Nominee or Shareholder Associated Person that is sufficient, in the discretion of the Trustees or any committee thereof or any authorized officer of the Fund, to make such determination;

(iii) as to each of the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clause (ii) of this Section 1.7(a)(3) and any Proposed Nominee,

(A) the name and address of such shareholder, as they appear on the Fund's stock ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(iv) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee of the Fund on the date of such shareholder's notice; and

(v) a representation that the shareholder giving notice intends to appear in person or by proxy at the annual meeting of shareholders to nominate the persons named in its notice.

(4) Such shareholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Fund in connection with service or action as a trustee of the Fund that has not been disclosed to the Fund and (b) will serve as a trustee of the Fund if elected; and (ii) attaching a completed Proposed Nominee questionnaire, which questionnaire shall be provided by the Fund, upon request, to the shareholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, or would be required pursuant to the rules of any national securities exchange or over-the-counter market applicable to any Fund Shares.

(5) Notwithstanding anything in this Section 1.7(a) to the contrary, in the event that the number of trustees to be elected to the Trustees is increased, and there is no public announcement of such action at least 60 days prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting, a shareholder's notice required by this Section 1.7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Fund not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Fund.

(b) Special Meetings of Shareholders.  Nominations of individuals for election to the Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Trustees or (ii) provided that the Trustees has determined that trustees shall be elected at such special meeting, by any shareholder of the Fund who is a shareholder of record from the time the shareholder gives notice provided for in this Section 1.7 to the time of the special meeting, who is entitled to vote at the special meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 1.7.  In the event the Fund calls a special meeting of shareholders for the purpose of electing one or more individuals to the Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Fund's notice of meeting, if the shareholder's notice, containing the information required by Sections 1.7(a)(3) and 1.7(a)(4) (replacing references to "annual meeting" with "special meeting"), shall be delivered to the Secretary at the principal executive office of the Fund not earlier than the 60th day before such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 30th day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such special meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

(c) General.

(1) If information submitted pursuant to this Section 1.7 by any shareholder proposing a nominee for election as a trustee shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination in respect of which such information is required by Section 1.7(a)(3) may be deemed not to have been made, in accordance with this Section 1.7.  Any such shareholder shall notify the Fund of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information.  Within five business days after the record date related to the annual or special meeting of shareholders, and upon written request by the Secretary or the Trustees, within five business days of delivery of such request (or such other period as may be specified in such request), any such shareholder shall provide (i) written verification, satisfactory, in the discretion of the Trustees or any authorized officer of the Fund, to demonstrate the accuracy or certify the completeness of any information submitted or required to be submitted by the shareholder pursuant to this Section 1.7, and (ii) a written update of any information submitted by the shareholder pursuant to this Section 1.7 as of the record date or a date not later than such request by the Secretary or the Trustees. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the nomination in respect of which such information is required by Section 1.7(a)(3) may be deemed not to have been made, in accordance with this Section 1.7.

(2) Only such individuals who are nominated in accordance with this Section 1.7 shall be eligible for election by shareholders as trustees. The Trustees and the chairman of the meeting shall each have the power to determine whether a nomination was made in accordance with this Section 1.7.